UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 27, 2006


                                  VIZARIO, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          NEVADA                   FILE NUMBER 0-28073            84-0920934
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
    of Incorporation or                                      Identification No.)
       Organization)


     FLAT C, 13F ON LYEN BUILDING,
9 KIMBERLEY STREET, KOWLOON, HONG KONG
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: 8620-8487-3201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
---------   ------------------------------------------

On January 27, 2006, Vizario, Inc. (the "Company") entered into a Stock Purchase Agreement ("Stock Purchase Agreement") with Auto Treasure Holdings Limited, a BVI corporation ("Auto Treasure") whereby Auto Treasure purchased Two Hundred Million (200,000,000) shares of the Company's common stock, par value $.001 per share (the "Common Stock") at $0.003 per share for an aggregate purchase price of Six Hundred Thousand U.S. Dollars (US$600,000).

The foregoing summary of the terms and conditions of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement attached as Exhibit
10.1 hereto, and which is hereby incorporated herein by reference.


Item 3.02.  Unregistered Sales of Equity Securities.
---------   ---------------------------------------

As noted in Item 1.01 above, the shares of the Company's Common Stock issued to Auto Treasure will constitute restricted securities that are exempt from the registration requirements of the Securities Act of 1933, as amended ("1933 Act"), in reliance on Regulation S under the 1933 Act.


Item 5.01.  Changes in Control of Registrant.
---------   --------------------------------

As noted in Item 1.01 above, upon the closing of the Auto Treasure transaction, Auto Treasure directly owns 50.3% of the Company's issued and outstanding Common Stock.


Item 9.01.  Financial Statements and Exhibits.
---------   ---------------------------------

(c)   Exhibit.

         10.1 Stock Purchase Agreement, dated as of January 27, 2006, between Vizario, Inc. and Auto Treasure Holdings Limited.


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February 2, 2006


                                        VIZARIO, INC.


                                        By: /s/ Kelly Yang
                                            ------------------------------------
                                            Kelly Yang
                                            President


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